Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(62,440,570)
Unrealized Gain (Loss) on Market Value of Futures	21,778,750
Interest Income	136,250
ETF Transaction Fees	11,000
Total Income (Loss)	$(40,514,570)

Expenses
Investment Advisory Fee	$331,719
Brokerage Commissions	112,473
Tax Reporting Fees	57,580
NYMEX License Fee	13,592
Audit Fees	12,274
SEC & FINRA Registration Expense	11,200
Non-interested Directors' Fees and Expenses	3,486
Total Expenses	$542,324
Net Gain (Loss)	$(41,056,894)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/09	$717,942,034
Additions (1,300,000 Units)	23,900,237
Withdrawals (1,700,000 Units)	(29,052,056)
Net Gain (Loss)	(41,056,894)

Net Asset Value End of Period	$671,733,321
Net Asset Value Per Unit (38,900,000 Units)	$17.27

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502